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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below hereby constitutes and appoints Gavriel D. Meron, Zvi Ben David and Yoram Ashery, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution and re-substitution, for such person and such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity indicated below, the Registration Statement on Form F-3 of Given Imaging Ltd. Inc. (File No. 333-115823) initially filed with the Securities and Exchange Commission on May 25, 2004, any and all amendments, including post-effective amendments to said Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                                 /s/ Eyal Lifschitz
                                                 ------------------------
                                                 Eyal Lifschitz


                                                 Date:  May 30, 2004